                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports included in or made a part of this registration statement, and to all references to our Firm included in this registration statement.


                                        ARTHUR ANDERSEN LLP
Dallas, Texas
  February 27, 1997